JUDICIAL AGREEMENT SUBSCRIBED BY A) CORPORACIÓN AMERMIN, S. A. DE C. V., REPRESENTED IN THIS ACT BY RAMIRO TREVIZO GONZÁLEZ IN HIS PERSONALITY AS LEGAL REPRESENTATIVE, AS WELL AS BY RAMIRO TREVIZO LEDEZMA IN HIS PERSONALITY AS SOLE ADMINISTRATOR (THE DEFENDANTS) AND B), CARLOS ARNOLD ACUÑA ARANDA, PER HIS OWN RIGHT (THE PLAINTIFF), INCLUDING THE APPEARANCE OF ALBERTO ACUÑA ARANDA, PER HIS OWN RIGHT, JOINTLY NAMED THE “PARTIES” IN ACCORDANCE WITH THE FOLLOWING PREVIOUS RECORDS AND CLAUSES:

PREVIOUS RECORDS

I.

On the 10th July 2008 the demand procedure was admitted which the PLAINTIFF presented as a suit of law before the Second Civil Law Court of the Morelos Judicial District per the Ordinary Civil means against the DEFENTDANTS, by virtue of which, among other benefits, the rescission of the contract previously subscribed was claimed as well as the devolution of different goods considered as mining assets; the restitution of the mining rights derived from the concession granted on lot named “Dos Amigos”; reparation and compensation of the damages caused by the DEFENDANTS in their harm, in addition of payment of costs;

II.

The procedure described was noted down under file number 906/08;

III.

After having depleted all procedural stages and because it is convenient to their interests, PARTIES decided to subscribe a first judicial agreement; same that was duly ratified on the 4th March 2009 and is kept in before mentioned file;

IV.

By virtue of this AGREEMENT, the DEFENDANTS took upon themselves, among other things, the following obligations: 1: to restitute the PLAINTIFF the mining rights derived from the concession granted on mining lot named “Dos Amigos”; 2: to immediately return the mining asset originally sold in favor of the DEFENDANTS; 3: the payment in favor of the PLAINTIFF the amount of $50,000.00 Dollars (Fifty thousand Dollars 00/100 In currency of the United States of America, per concept of costs within the following 30 (thirty) natural days of the date of ratification of the AGREEMENT, as well as; 4: payment in favor of the PLAINTIFF the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars 00/100 in currency of the United States of America, per concept of reparation and compensation of damages, as well within the following 30 (thirty) natural days of the date of ratification of the AGREEMENT;

V.

Afterwards, PARTIES subscribed and ratified modifying agreements to the mentioned AGREEMENT, specifically on the 30th March 2009 and 6th May 2009 by virtue of which the DEFENDANTS were given an extension on payment in order to comply with the obligations assumed by virtue of the AGREEMENT, and;

VI.

Taking into consideration that PARTIES have reached a new agreement regarding the matters contained in the AGREEMENT and the modifying agreements, it is their free will to subscribe this present instrument, as well as to ratify it in all conformity, with the purpose of ending in a definite manner the controversies that originated the judicial procedure already commented, and subjecting themselves to the following declarations and clauses.

DECLARATIONS

I.

The DEFENDANTS declare through the offices of their legal representative and under oath of stating the truth, that:

1. In regards to the legal representation of CORPORACIÓN AMERMIN, S. A. DE C. V.¸ its representative enjoys the powers, mandates and the sufficient and necessary faculties to subscribe this present agreement as evinced in Public Writ number 22,503 granted on the 12th June 2008 before testimony of Mrs. Elsa Ordóñez Ordóñez, Attorney at Law and applicant to the exercise of Public Notary, ascribed to Notary Public number 28 of the Morelos Judicial district of the State of Chihuahua, and acting as Public Notary per license of the offices Title Holder Mr. Felipe Colomo Castro, Attorney at Law, and instrument which is duly inscribed in the Public Registry of Commerce of said Judicial District under electronic mercantile folio number 21,164*10, and same that to date have not been limited, restrained, suspended or revoked.

2. Regarding Mr. Ramiro Trevizo Ledezma’s representation, its representative enjoys the powers, mandates and the sufficient and necessary faculties to subscribe this present agreement as evinced in Public Writ number 23,617 granted on the 25th April 2009 testimony of Mrs. Elsa Ordóñez Ordóñez, Attorney at Law and applicant to the exercise of Public Notary, ascribed to Notary Public number 28 of the Morelos Judicial district of the State of Chihuahua, and acting as Public Notary per license of the offices Title Holder Mr. Felipe Colomo Castro, Attorney at Law, and instrument which is duly inscribed in the Public Registry of Commerce of said Judicial District under electronic mercantile folio number 21,164*10, and same that to date have not been limited, restrained, suspended or revoked.

II.

PARTIES declare through the offices of its legal representative, the first and per its own right the second, under oath of stating the truth, that they acknowledge the personality they represent, in addition of assisting to the subscription of this present agreement in good faith, free of any deceit, error, violence or any other vitiation in their consent, with the purpose of committing themselves in accordance with the following:

CLAUSES

FIRST. DEFINITE TERMINATION: By virtue of the subscription of this present instrument PARTIES agree in definitely terminating and they terminate, for all legal purposes that may arise, the matters included and judged within the bosom of the Ordinary Civil Suit of Law identified under file number 906/08, promoted and conducted before the jurisdiction and competence of the Second Civil Court of Law of the Morelos Judicial District, State of Chihuahua (the LAW SUIT) complying to the terms and conditions that will be agreed upon in the following clauses.

SECOND. OBLIGATIONS OF THE DEFENDANTS: Derived from the definite conclusion of the LAW SUIT, the DEFENDANTS expressly take upon themselves to comply with the following obligations in favor of the PLAINTIFF:

1.

Return the property and the possession of the goods integrated in the mining assets initially claimed by the PLAINTIFF. In agreement with the expressed request by the PLAINTIFF, the property and ownership of the goods described must be restituted in favor of his father, Mr. Emilio Acuña Peralta. To such an effect, PARTIES commit themselves to subscribe within the following 15 (fifteen) natural days of the date of signature and ratification of this present instrument, an agreement by virtue of which the terms and conditions will be set down and to which they will oblige themselves in order to carry our such devolution in the understanding that such a delivery of goods should not extend beyond a 30 (thirty) natural days term, the same, as of the date of signature and ratification of this present instrument; PARTIES will accredit before this Court the celebration of the contract of transfer of rights thus bearing the understanding that the obligation has been complied with that they jointly undertake as the paper work for inscription and whatever else required before the Public Registry of Mines will be charged exclusively to the PLAINTIFF.

2.

Restitute the mining rights derived from the concession on lot named “Dos Amigos”. In agreement with the expressed request by the PLAINTIFF, the mining rights derived from the concession granted on lot named “Dos Amigos”, identified under title number 222,511 (two hundred and twenty two thousand five hundred and eleven) on a surface of 24.4306 (twenty four hectares, forty three deca-areas and six centi-areas), and located in the Municipality of Baoachi, State of Sonora, to date registered before the Public Registry of Mining in favor of the DEFENDANTS, 97% (ninety seven per cent) of such rights corresponding  to Corporación Amermin, S. A. de C. V., and the remaining 3% (three per cent) to Ramiro Trevizo Ledezma, must be ceded gratuitously in favor of his father, Mr. Emilio Acuña Peralta. To such an effect, the DEFENDANTS commit themselves to subscribed and ratify before Notary Public within the following 15 (fifteen) natural days as of the date and signature and ratification of this present instrument, a contract of transfer of rights with Emilio Acuña Peralta and to which such restitution will be subject to. Once the contract is available, the DEFENDANTS commit themselves to carry out the paper work required according to the applicable and current legislation in order to obtain the inscription of same before the Public Registry of Mines. The totality of expenses incurred in for such ratification and inscription of the contract in comment will be undertaken by the DEFENDANTS.

THIRD. OBLIGATIONS OF THE PLAINTIFF. Derived from the definite conclusion of the LAW SUIT, the PLAINTIFF expressly undertakes to comply with the following obligations in favor of the DEFENDANTS:

1. Expressly renounces to the General and Irrevocable Power for Litigation and Collection previously granted by the DEFENDANTS in favor of the PLAINTIFF and of Alberto Acuña Aranda. To such an effect, PARTIES agree that beginning as of this moment all legal effects are left without validity as there is no object to withhold it, the power that was exhibited pertaining to this matter and which is set in records as per Public Writ number 19,849 dated on the 20th August 2007, reason by which the PARTIES agree to notify Public Notary number 28 of the Morelos Judicial District in the city of Chihuahua of which is title holder Mr. Felipe Colomo Castro, with the purpose that he be made known of such relinquishment and he able to note down in his protocol the cancellation of the power and mandate that was granted by the DEFENDANTS. Likewise, in this act, the PLAINTIFF returns to the DEFENDANTS of the Notary Instrument where is evinced the power that as of today is left without legal effect and states, under oath of stating the truth, that he does not keep for himself any another copy and he commits himself not to make use before any third party such power.

FOURTH. CONDONATION OF DEBTS: Taking into consideration that the LAW SUIT has been concluded in definite as per agreement between the PARTIES as noted down in the previous first clause, by virtue of the subscription of this instrument the PLAINTIFF condones expressly in favor of the DEFENDANTS the obligation to pay the following amounts:

1. The amount of $50,000.00 Dollars (Fifty thousand Dollars 00/100 in United States of America currency), per concept of costs.

2. The amount of $250,000.00 Dollars (Two hundred and fifty thousands dollars 00/100 in United States of America currency), per concept of reparation and compensation of damages.

3. Any other amounts that might derive from the object of this LAW SUIT.

4. The PLAINTIFF expressly acknowledges that due to the condonement he has granted, there there are no further amounts charged to the DEFENDANTS and who are liberated of any debt whatsoever as of this moment.

FIFTH: RECIPROCAL RELEASE:  Derived from the definite termination agreed upon in the previous first clause of the LAW SUIT, PARTIES expressly agree for all legal purposes that may arise, in granting to each other the widest berth release that proceeds by law regarding the totality of the acts, omissions and conducts of any type or nature that their representatives, administrators, shareholders, proxies, mandatories, employees, executives, agents, consultants and  advisers , either past, present or future have carried out to date in relation to the mercantile relationship that originated the LAW SUIT, both PARTIES acknowledging that to date there does not exist any right or obligation derived from same being pending of compliance, excepting those expressly agreed to by virtue of the second and third previous clauses and consequently renouncing as of this moment to promote any action through any possible jurisdiction or competence against them or of the subjects described, in this understanding that if any one of them should not comply with such an obligation, this present instrument will serve the purpose of the total and absolute liberation regarding the non compliances or responsibilities that might be argued against, and both PARTIES express their satisfaction regarding the mercantile relationship they have put an end to on this date.

SIXTH. ADDRESSES. The DEFENDANTS expressly make known as their only address to hear notifications or to receive documents derived from this suit of law, the one located on Calle California 5101, suite 206, Edificio Ejecutivo Vértice (Vertice Executive Building) Colonia (Colony) Haciendas de Santa Fe in the City of Chihuahua, State of Chihuahua.

On his part, the PLAINTIFF states as his address the one written down as the one procedural in the initial Suit of Law, for conventional purposes regarding this instrument.

SEVENTH. RES JUDICATA. PARTIES request that this agreement be stated as Res Judicata (Matter Judged) and be sentenced to be and pass by same as if were a writ of execution, and requesting that due to the definite termination of the suit of law they have agreed upon, it be ordered to file definitely this matter, and returning to each of the PARTIES the documents they exhibited in the civil process.

BOTH PARTIES BEING IN THE KNOWLEDGE OF THE FORCE AND LEGAL REACH OF THIS PRESENT AGREEMENT, THEY SUBSCRIBE IT BEING TOGETHER IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA ON THE 16TH JUNE TWO THOUSAND AND NINE.

PLAINTIFF

 APPEARING PARTY

CARLOS ARNOLD ACUÑA ARANDA

ALBERTO ACUÑA ARANDA

PERHIS OWN RIGHT

PER HIS OWN RIGHT

DEFENDANTS

CORPORACIÓN AMERMIN, S. A DE C. V.

RAMIRO TREVIZO LEDEZMA

Represented in this act by:

Represented in this act by:

Ramiro Trevizo González

Ramiro Trevizo González

###